Exhibit 10.4

AMENDMENT NO. 1

TO

PROSIGHT GLOBAL HOLDINGS LIMITED

AMENDED AND RESTATED

2010 EQUITY INCENTIVE PLAN

This AMENDMENT NO. 1 TO THE PROSIGHT GLOBAL HOLDINGS LIMITED AMENDED AND RESTATED 2010 EQUITY INCENTIVE PLAN (this “Amendment”), effective as of July ______, 2019, is made and entered into by ProSight Global Holdings, Inc., an exempted company incorporated in Bermuda (the “Company”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the ProSight Global Holdings Limited Amended and Restated 2010 Equity Incentive Plan (the “Plan”).

WHEREAS, Section 18 of the Plan provides that the Board or a committee of the Board may amend the Plan;

WHEREAS, the Board delegated certain authority to administer the Plan to the Compensation Committee of ProSight Global, Inc., but retained the authority to determine the aggregate number of Shares issuable under the Plan; and

WHEREAS, the Board desires to amend the Plan to increase the number of Shares (as defined in the Plan) that may be issued under the Plan by an additional 621,989 Shares.

NOW, THEREFORE, in accordance with Section 18 of the Plan, the Company hereby amends the Plan as follows:

1.	Amendment. Section 4(a) of the Plan is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following new Section 4(a):

(a)	Share Reserve. Subject to the succeeding sentence, the total number of Shares that may be issued under the Plan is 1,663,658 P Shares, of which 1,122,848 P Shares are reserved for issuance to US Participants (the “US Reserved P Shares”) and 36,745 P Shares are reserved for issuance to UK Participants (the “UK Reserved P Shares”), and 120,000 D-2 Shares, 1,272 F-2A Shares, 1,272 F-2B Shares, and 22,861 F-2C Shares, in each case, issued in settlement of RSUs or otherwise to Participants, subject to adjustment pursuant to Section 14 hereof. The total number of P Shares that may be issued under the Plan shall be increased by an amount equal to the excess, if any, of (i) 20,870 over (ii) the quotient obtained by dividing (A) the total amount payable to the holders of POP Units under the ProSight Global Holdings Limited Performance Ownership Plan by (B) the Fair Market Value of one P Share as of an IPO, Change of Control or Exit Event. The number of Shares available for granting Incentive Stock Options under the Plan shall be equal to the total number of Shares issued under the Plan, subject to adjustments provided in Section 14 hereof and subject to the provisions of Section 422 and 424 of the Code or any successor provisions.

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2.	Effect of Amendment. Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof.

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IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first set forth above.

PROSIGHT GLOBAL HOLDINGS LIMITED

By:
Name:
Title: